                                                                  Exhibit 99H(5)

                             THE LEADER MUTUAL FUNDS

                          Administrative Services Plan

                           Effective: __________, 2000

                             (Institutional Shares)

         Section 1. Upon the recommendation of BISYS Fund Services Limited Partnership, a limited partnership that acts as the administrator of the shares of Leader Mutual Funds, a Massachusetts business trust (the "Trust"), or such entity as shall from time to time act as the administrator of the Trust's shares (the "Administrator"), the Trust is authorized to execute and deliver, in the name and on behalf of the Leader Growth & Income Fund, Leader Intermediate Government Bond Fund, Leader Tax-Exempt Bond Fund, Leader Money Market Fund, Leader Treasury Money Market Fund and Leader Tax-Exempt Money Market Fund (each a "Fund" and collectively the "Funds"), written agreements in substantially the form attached hereto or in any other form duly approved by the Trustees of the Trust ("Servicing Agreements") with financial institutions that are shareholders of record or that have a servicing relationship ("Service Organizations") with the beneficial owners of Institutional Shares of the Funds (the "Shares"). Such Servicing Agreements shall require the Service Organizations to provide administrative support services as set forth therein to their customers who own of record or beneficially Shares (as described in the Funds' Prospectuses) in consideration for a fee, computed daily and paid monthly in the manner set forth in the Servicing Agreements, at the annual rate of up to .30% for the Leader Growth & Income Fund, Leader Intermediate Government Bond Fund and Leader Tax-Exempt Bond Fund and .25% for the Leader Money Market Fund, Leader Treasury Money Market Fund and Leader Tax-Exempt Money Market Fund, of the average daily net asset value of such Shares owned of record or beneficially by such customers. Any bank, trust company, thrift institution, or other financial institution is eligible to become a Service Organization and to receive fees under this Plan. All expenses incurred by the Trust with respect to the Shares of a particular Fund in connection with the Servicing Agreements and the implementation of this Plan shall be borne entirely by the holders of the Shares of the relevant Fund, provided that the Trust's current Plan pursuant to Rule 18f-3 permits allocation of such expenses proportionally to the assets held with respect to a Fund's Institutional Shares, and further provided that the Trustees of the Trust have determined that such expenses should be so allocated.

         Section 2. The Administrator shall monitor the arrangements pertaining to the Trust's Servicing Agreements with Service Organizations in accordance with the terms of the Administration Agreement between the Administrator and the Trust. The Administrator shall not, however, be obliged by this Plan to recommend, and the Trust shall not be obliged to execute, any Servicing Agreement with any qualifying Service Organization.

      Section 3. So long as this Plan is in effect, the Administrator shall provide to the Trust's Trustees, and the Trustees shall review, at least quarterly, a written report of the amounts expended pursuant to this Plan and the purposes for which such expenditures were made.

      Section 4. This Plan shall not take effect until it has been approved by votes of the majority of both (a) the Trustees of the Trust, and (b) the Independent Trustees of the Trust. This Plan shall continue in effect for a period of more than one year after the date this Plan takes effect, but only so long as such continuance is specifically approved at least annually by votes of the majority of both (a) the Trustees of the Trust, and (b) the Independent Trustees of the Trust.

      Section 5. This Plan may be amended at any time with respect to any Fund by the Trustees, provided that any material amendments of the terms of this Plan shall become effective only upon the approvals set forth in Section 4.

      Section 6. This Plan is terminable at any time with respect to any Fund by vote of a majority of the Independent Trustees.

                             THE LEADER MUTUAL FUNDS
                                  (the "Trust")

                                3435 Stelzer Road
                              Columbus, Ohio 43219

                               SERVICING AGREEMENT
                                       to
                          ADMINISTRATIVE SERVICES PLANS
                             (Institutional Shares)

Ladies and Gentlemen:

We wish to enter into this Servicing Agreement with you concerning the provision of administrative support services to your customers who may from time to time be the record or beneficial owners of Institutional Shares (such shares referred to herein as the "Shares") of one or more of the Trust's investment funds (individually, a "Fund" and collectively, the "Funds"), which are listed on Appendix A.

The terms and conditions of this Servicing Agreement are as follows:

Section 1. You agree to provide administrative support services to your customers who may from time to time own of record or beneficially a Fund's Shares. Services provided may include some or all of the following: (i) processing dividend and distribution payments from a Fund on behalf of customers; (ii) providing information periodically to your customers showing their positions in the Shares; (iii) arranging for bank wires; (iv) responding to routine customer inquiries relating to services performed by you; (v) providing sub-accounting with respect to the Shares beneficially owned by your customers or the information necessary for sub-accounting; (vi) if required by law, forwarding shareholder communications from a Fund (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to your customers; (vii) forwarding to customers proxy statements and proxies containing any proposals regarding this Agreement or the Administrative Services Plan related hereto; (viii) aggregating and processing purchase, exchange and redemption requests from customers and placing net purchase, exchange and redemption orders for your customers; (ix) providing customers with a service that invests the assets of their accounts in the Shares pursuant to specific or pre-authorized instructions; (x) establishing and maintaining accounts and records relating to transactions in the Shares; (xi) assisting customers in changing dividend or distribution options, account designations and addresses; or (xii) other similar services if requested by the Trust.

Section 2. You will provide such office space and equipment, telephone and personnel (which may be any part of the space, equipment and facilities currently used in your business, or any personnel employed by you) as may be reasonably necessary or beneficial in order to provide the aforementioned services to customers.

Section 3. Neither you nor any of your officers, employees or agents are authorized to make any representations concerning us, a Fund, or its Shares except those contained in our then current prospectus for such shares, copies of which will be supplied by us to you, or in such supplemental literature or advertising as may be authorized by us in writing.

Section 4. For all purposes of this Agreement you will be deemed to be an independent contractor, and will have no authority to act as agent for us in any matter or in any respect. By your written acceptance of this Agreement, you agree to and do release, indemnify and hold us harmless from and against any and all direct or indirect liabilities or losses resulting from requests, directions, actions or inactions of or by you or your officers, employees or agents regarding your responsibilities hereunder or the purchase, redemption, transfer or registration of the Shares by or on behalf of customers. You and your employees will, upon request, be available during normal business hours to consult with us or our designees concerning the performance of your responsibilities under this Agreement.

Section 5. In consideration of the services and facilities provided by you hereunder, we will pay to you, and you will accept as full payment therefore, a fee at the annual rate of up to .30% for the Leader Growth & Income Fund, Leader Intermediate Government Bond Fund and Leader Tax-Exempt Bond Fund and .25% for the Leader Money Market Fund, Leader Tax-Exempt Money Market Fund and Leader Treasury Money Market Fund, of the average daily net assets of a Fund's Shares owned of record or beneficially by your customers from time to time, which fee will be computed daily and payable monthly. For purposes of determining the fees payable under this Section 5, the average daily net asset value of the customers' Shares will be computed in the manner specified in our then current Prospectus in connection with the computation of the net asset value of a Fund's Shares for purposes of purchases, exchanges and redemptions. The fee rate stated above may be prospectively increased or decreased by us, in our sole discretion, at any time upon notice to you. Further, we may, in our discretion and without notice, suspend or withdraw the sale of such Shares, including the sale of such Shares to you for the account of any customer(s).

Section 6. Any person authorized to direct the disposition of monies paid or payable by us pursuant to this Agreement will provide to the Trustees of the Trust, and the Trustees will review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made. In addition, you will furnish us or our designees with such information as we or they may reasonably request (including, without limitation, periodic certifications confirming the provision to customers of some or all of the services described herein), and will otherwise cooperate with us and our designees (including, without limitation, any auditors designated by us), in connection with the preparation of reports to our Trustees concerning this Agreement and the monies paid or payable by us pursuant hereto, as well as any other reports or filings that may be required by law.

Section 7. We may enter into other similar Servicing Agreements with any other person or persons without your consent.

Section 8. By your written acceptance of this Agreement, you represent, warrant and agree that: (i) in no event will any of the services provided by you hereunder be primarily intended to result in the sale of any shares issued by us; (ii) the compensation payable to you hereunder, together with any other compensation you receive from customers for services contemplated by this Agreement, will be fully disclosed to your customers, and will not be excessive or unreasonable under the laws and instruments governing your relationships with customers; and (iii) if you are subject to the provisions of Glass-Steagall Act and other laws governing, among other things, the conduct of activities by federally chartered and supervised banks and other affiliated banking organizations, you will perform only those activities which are consistent with your statutory and regulatory obligations and will act solely as agent for, upon the order of, and for the amount of, your customers.

Section 9. This Agreement will become effective on the date a fully executed copy of this Agreement is received by us or our designee. Unless sooner terminated, this Agreement will continue until ________ 1, 200_ and thereafter will continue automatically for successive annual periods provided such continuance is specifically approved at least annually by us in the manner described in Section 12 hereof. This Agreement is terminable, without penalty, at any time by us (which termination may be by vote of a majority of our Independent Trustees as defined in Section 12 hereof) or by you upon notice to the other party hereto.

Section 10. All notices and other communications to either you or us will be duly given if mailed, telegraphed, telexed or transmitted by similar telecommunications device to the appropriate address shown above.

Section 11. This Agreement will be construed in accordance with the laws of the State of Delaware and is non-assignable by the parties hereto.

Section 12. This Agreement has been approved by vote of a majority of (i) the Trust's Trustees and (ii) those Trustees who are not "interested persons" (as defined in the Investment Company Act of 1940) of the Trust and have no direct or indirect financial interest in the operation of the Administrative Services Plan adopted by us regarding the provision of administrative support services to the beneficial owners of a Fund's Shares or in any agreements related thereto ("Independent Trustees"), cast in person at a meeting called for the purpose of voting on such approval.


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



         If you agree to be legally bound by the provisions of this Agreement, please sign a copy of this letter where indicated below and promptly return it to us, c/o BISYS Fund Services, L.P., c/o Walter B. Grimm at 3435 Stelzer Road, Columbus, Ohio 43219.

Very truly yours,

THE LEADER MUTUAL FUNDS


By:____________________________________________________
      Authorized Officer


Date:_______________________________


Accepted and Agreed to:


By:___________________________________________________
      Authorized Officer, Name of Organization

Date:_______________________________

____________________________________
Taxpayer Identification Number


---------------------------------------------
Account Number

---------------------------------------------
Dealer Code

                                   APPENDIX A

            Please check the appropriate boxes to indicate the Funds of the Trust for which you wish to act as a Service Organization with respect to the
Shares:

            THE LEADER MUTUAL FUNDS:

/ /         Leader Growth & Income Fund

/ /         Leader Intermediate Government Bond Fund

/ /         Leader Tax-Exempt Bond Fund

/ /         Leader Money Market Fund

/ /         Leader Treasury Money Market Fund

/ /         Leader Tax-Exempt Money Market Fund




Signed:______________________                ___________________________
(Title)                                      (Service Organization Name)

Dated:______________________

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


                             THE LEADER MUTUAL FUNDS

                          Administrative Services Plan

                           Effective: __________, 2000

                                 (Sweep Shares)

      Section 1. Upon the recommendation of BISYS Fund Services Limited Partnership, a limited partnership that acts as the administrator of the shares of Leader Mutual Funds, a Massachusetts business trust (the "Trust"), or such entity as shall from time to time act as the administrator of the Trust's shares (the "Administrator"), the Trust is authorized to execute and deliver, in the name and on behalf of the Leader Money Market Fund, Leader Treasury Money Market Fund and Leader Tax-Exempt Money Market Fund (each a "Fund" and collectively the "Funds"), written agreements in substantially the form attached hereto or in any other form duly approved by the Trustees of the Trust ("Servicing Agreements") with financial institutions that are shareholders of record or that have a servicing relationship ("Service Organizations") with the beneficial owners of Sweep Shares of the Funds (the "Shares"). Such Servicing Agreements shall require the Service Organizations to provide administrative support services as set forth therein to their customers who own of record or beneficially Shares (as described in the Funds' Prospectuses) in consideration for a fee, computed daily and paid monthly in the manner set forth in the Servicing Agreements, at the annual rate of up to .25% of the average daily net asset value of such Shares owned of record or beneficially by such customers. Any bank, trust company, thrift institution, or other financial institution is eligible to become a Service Organization and to receive fees under this Plan. All expenses incurred by the Trust with respect to the Shares of a particular Fund in connection with the Servicing Agreements and the implementation of this Plan shall be borne entirely by the holders of the Shares of the relevant Fund, [provided that the Trust's current Plan pursuant to Rule 18f-3 permits allocation of such expenses proportionally to the assets held with respect to a Fund's Sweep Shares, and further provided that the Trustees of the Trust have determined that such expenses should be so allocated.]

         Section 2. The Administrator shall monitor the arrangements pertaining to the Trust's Servicing Agreements with Service Organizations in accordance with the terms of the Administration Agreement between the Administrator and the Trust. The Administrator shall not, however, be obliged by this Plan to recommend, and the Trust shall not be obliged to execute, any Servicing Agreement with any qualifying Service Organization.

      Section 3. So long as this Plan is in effect, the Administrator shall provide to the Trust's Trustees, and the Trustees shall review, at least quarterly, a written report of the amounts expended pursuant to this Plan and the purposes for which such expenditures were made.

      Section 4. This Plan shall not take effect until it has been approved by votes of the majority of both (a) the Trustees of the Trust, and (b) the Independent Trustees of the Trust. This Plan shall continue in effect for a period of more than one year after the date this Plan takes effect, but only so long as such continuance is specifically approved at least annually by votes of the majority of both (a) the Trustees of the Trust, and (b) the Independent Trustees of the Trust.

      Section 5. This Plan may be amended at any time with respect to any Fund by the Trustees, provided that any material amendments of the terms of this Plan shall become effective only upon the approvals set forth in Section 4.

      Section 6. This Plan is terminable at any time with respect to any Fund by vote of a majority of the Independent Trustees.

                             THE LEADER MUTUAL FUNDS
                                  (the "Trust")

                                3435 Stelzer Road
                              Columbus, Ohio 43219

                               SERVICING AGREEMENT
                                       to
                          ADMINISTRATIVE SERVICES PLANS
                                 (Sweep Shares)

Ladies and Gentlemen:

We wish to enter into this Servicing Agreement with you concerning the provision of administrative support services to your customers who may from time to time be the record or beneficial owners of Sweep Shares (such shares referred to herein as the "Shares") of one or more of the Trust's investment funds (individually, a "Fund" and collectively, the "Funds"), which are listed on Appendix A.

The terms and conditions of this Servicing Agreement are as follows:

Section 1. You agree to provide administrative support services to your customers who may from time to time own of record or beneficially a Fund's Shares. Services provided may include some or all of the following: (i) processing dividend and distribution payments from a Fund on behalf of customers; (ii) providing information periodically to your customers showing their positions in the Shares; (iii) arranging for bank wires; (iv) responding to routine customer inquiries relating to services performed by you; (v) providing sub-accounting with respect to the Shares beneficially owned by your customers or the information necessary for sub-accounting; (vi) if required by law, forwarding shareholder communications from a Fund (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to your customers; (vii) forwarding to customers proxy statements and proxies containing any proposals regarding this Agreement or the Administrative Services Plan related hereto; (viii) aggregating and processing purchase, exchange and redemption requests from customers and placing net purchase, exchange and redemption orders for your customers; (ix) providing customers with a service that invests the assets of their accounts in the Shares pursuant to specific or pre-authorized instructions; (x) establishing and maintaining accounts and records relating to transactions in the Shares; (xi) assisting customers in changing dividend or distribution options, account designations and addresses; or (xii) other similar services if requested by the Trust.

Section 2. You will provide such office space and equipment, telephone and personnel (which may be any part of the space, equipment and facilities currently used in your business, or any personnel employed by you) as may be reasonably necessary or beneficial in order to provide the aforementioned services to customers.

Section 3. Neither you nor any of your officers, employees or agents are authorized to make any representations concerning us, a Fund, or its Shares except those contained in our then current prospectus for such shares, copies of which will be supplied by us to you, or in such supplemental literature or advertising as may be authorized by us in writing.

Section 4. For all purposes of this Agreement you will be deemed to be an independent contractor, and will have no authority to act as agent for us in any matter or in any respect. By your written acceptance of this Agreement, you agree to and do release, indemnify and hold us harmless from and against any and all direct or indirect liabilities or losses resulting from requests, directions, actions or inactions of or by you or your officers, employees or agents regarding your responsibilities hereunder or the purchase, redemption, transfer or registration of the Shares by or on behalf of customers. You and your employees will, upon request, be available during normal business hours to consult with us or our designees concerning the performance of your responsibilities under this Agreement.

Section 5. In consideration of the services and facilities provided by you hereunder, we will pay to you, and you will accept as full payment therefore, a fee at the annual rate of up to .25% of the average daily net asset value of a Fund's Shares owned of record or beneficially by your customers from time to time, which fee will be computed daily and payable monthly. For purposes of determining the fees payable under this Section 5, the average daily net asset value of the customers' Shares will be computed in the manner specified in our then current Prospectus in connection with the computation of the net asset value of a Fund's Shares for purposes of purchases, exchanges and redemptions. The fee rate stated above may be prospectively increased or decreased by us, in our sole discretion, at any time upon notice to you. Further, we may, in our discretion and without notice, suspend or withdraw the sale of such Shares, including the sale of such Shares to you for the account of any customer(s).

Section 6. Any person authorized to direct the disposition of monies paid or payable by us pursuant to this Agreement will provide to the Trustees of the Trust, and the Trustees will review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made. In addition, you will furnish us or our designees with such information as we or they may reasonably request (including, without limitation, periodic certifications confirming the provision to customers of some or all of the services described herein), and will otherwise cooperate with us and our designees (including, without limitation, any auditors designated by us), in connection with the preparation of reports to our Trustees concerning this Agreement and the monies paid or payable by us pursuant hereto, as well as any other reports or filings that may be required by law.

Section 7. We may enter into other similar Servicing Agreements with any other person or persons without your consent.

Section 8. By your written acceptance of this Agreement, you represent, warrant and agree that: (i) in no event will any of the services provided by you hereunder be primarily intended to result in the sale of any shares issued by us; (ii) the compensation payable to you hereunder, together with any other compensation you receive from customers for services contemplated by this Agreement, will be fully disclosed to your customers, and will not be excessive or unreasonable under the laws and instruments governing your relationships with customers; and (iii) if you are subject to the provisions of Glass-Steagall Act and other laws governing, among other things, the conduct of activities by federally chartered and supervised banks and other affiliated banking organizations, you will perform only those activities which are consistent with your statutory and regulatory obligations and will act solely as agent for, upon the order of, and for the amount of, your customers.

Section 9. This Agreement will become effective on the date a fully executed copy of this Agreement is received by us or our designee. Unless sooner terminated, this Agreement will continue until ___________, 200_ and thereafter will continue automatically for successive annual periods provided such continuance is specifically approved at least annually by us in the manner described in Section 12 hereof. This Agreement is terminable, without penalty, at any time by us (which termination may be by vote of a majority of our Independent Trustees as defined in Section 12 hereof) or by you upon notice to the other party hereto.

Section 10. All notices and other communications to either you or us will be duly given if mailed, telegraphed, telexed or transmitted by similar telecommunications device to the appropriate address shown above.

Section 11. This Agreement will be construed in accordance with the laws of the State of Delaware and is non-assignable by the parties hereto.

Section 12. This Agreement has been approved by vote of a majority of (i) the Trust's Trustees and (ii) those Trustees who are not "interested persons" (as defined in the Investment Company Act of 1940) of the Trust and have no direct or indirect financial interest in the operation of the Administrative Services Plan adopted by us regarding the provision of administrative support services to the beneficial owners of a Fund's Shares or in any agreements related thereto ("Independent Trustees"), cast in person at a meeting called for the purpose of voting on such approval.

         If you agree to be legally bound by the provisions of this Agreement, please sign a copy of this letter where indicated below and promptly return it to us, c/o BISYS Fund Services, L.P., c/o Walter B. Grimm at 3435 Stelzer Road, Columbus, Ohio 43219.

Very truly yours,

THE LEADER MUTUAL FUNDS


By:____________________________________________________
      Authorized Officer


Date:_______________________________


Accepted and Agreed to:


By:___________________________________________________
      Authorized Officer, Name of Organization

Date:_______________________________


------------------------------------------------------
Taxpayer Identification Number

---------------------------------------------
Account Number

---------------------------------------------
Dealer Code

                                   APPENDIX A

            Please check the appropriate boxes to indicate the Funds of the Trust for which you wish to act as a Service Organization with respect to the
Shares:

            THE LEADER MUTUAL FUNDS:

/ /         Leader Money Market Fund

/ /         Leader Treasury Money Market Fund

/ /         Leader Tax-Exempt Money Market Fund





Signed:______________________                ___________________________
(Title)                                      (Service Organization Name)

Dated:______________________